Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements of American Greetings Corporation listed below of our report dated May 12, 2009, relating to our audit of the consolidated financial statements of RPG Holdings, Inc. as of and for the years ended April 25, 2008 and April 27, 2007, included in this Current Report on Form 8-K/A.

Registration Number	Description	Filing Date
2-89471	Post-Effective Amendment No. 1 to Form S-3 Registration Statement	May 27, 1986

33-45673	American Greetings Corporation Employees’ Retirement Profit Sharing Plan – Form S-8 Registration Statement	February 4, 1992

33-58582	American Greetings Corporation 1992 Stock Option Plan – Form S-8 Registration Statement	February 22, 1993

33-61037	American Greetings Corporation 1995 Director Stock Plan – Form S-8 Registration Statement	July 14, 1995

333-08123	American Greetings Corporation 1996 Employee Stock Option Plan – Form S-8 Registration Statement	July 15, 1996

333-41912	American Greetings Corporation 1997 Equity and Performance Incentive Plan (as amended June 24, 2000) – Form S-8 Registration Statement	July 21, 2000

333-65534	American Greetings Corporation 1997 Equity and Performance Incentive Plan (as amended June 22, 2001) – Form S-8 Registration Statement	July 20, 2001

333-121982	American Greetings Corporation 1997 Equity and Performance Incentive Plan (as amended on June 25, 2004) – Form S-8 Registration Statement	January 12, 2005

333-123041	American Greetings Corporation 1995 Director Stock Plan – Form S-8 Registration Statement	February 28, 2005

333-134029	American Greetings Corporation Form S-3 Registration Statement	May 11, 2006

333-144220	American Greetings Corporation 2007 Omnibus Incentive Compensation Plan – Form S-8 Registration Statement	June 29, 2007

333-146244	American Greetings Corporation Employees’ Retirement Profit Sharing Plan – Form S-8 Registration Statement	September 21, 2007

/s/ McGladrey & Pullen LLP

Chicago, IL

May 12, 2009